Exhibit 99.1

Journal Communications Reports First Quarter 2012 Results

First Quarter 2012 compared to First Quarter 2011 (Continuing Operations):

  Total revenue of $82.3 million, down 1.9%
  Broadcast revenue up 5.4%
  Publishing revenue down 9.0%, down 6.4% excluding Florida community newspapers and shoppers sold in 2011
  Operating earnings of $5.7 million, down 4.5%
  Diluted EPS of $0.05 in both years
  Notes payable to banks of $37.7 million, a reduction of $3.6 million from year-end 2011
  Repurchased 577,015 class A shares for $2.9 million

MILWAUKEE--(BUSINESS WIRE)--April 26, 2012--Journal Communications, Inc. (NYSE:JRN) today announced results for its first quarter ended March 25, 2012.

“Journal Communications reported a solid first quarter. Broadcast revenue was up 5.4% with the majority of our markets reporting revenue growth. We also had a number of other broadcast highlights in the quarter. First, we are pleased that our Milwaukee 620 AM WTMJ radio station extended its longstanding radio rights agreement with the Milwaukee Brewers. In addition, we reached a long-term agreement to originate the Green Bay Packers preseason television network.

“Publishing revenue was down for the quarter, although we posted positive operating earnings on strong cost controls. We faced tough comparisons to the first quarter 2011, during which incremental advertising and circulation revenue was driven by the Green Bay Packer Super Bowl appearance.

“In March we announced an agreement to purchase two FM radio stations in Tulsa, OK from Renda Broadcasting Corporation for $11.8 million, subject to FCC approval. We believe the addition of these stations to our existing Tulsa radio cluster will create a stronger group that will better serve our listeners, customers and the entire Tulsa community. This transaction is consistent with one of our strategic goals of creating additional scale in existing Journal Broadcast Group markets.”

First Quarter 2012 Results

Note that unless otherwise indicated, all comparisons are to the first quarter ended March 27, 2011.

For the first quarter, revenue of $82.3 million decreased 1.9% compared to $83.9 million. Operating earnings of $5.7 million decreased 4.5% compared to $6.0 million. There were no earnings from discontinued operations in 2012 compared to $0.3 million. Net earnings were $2.9 million compared to $3.4 million.

In the first quarter, basic and diluted net earnings per share of class A and B common stock were $0.05. This compares to basic and diluted net earnings per share of $0.05 in 2011. There was no impact on basic and diluted earnings per share of class A and B common stock from discontinued operations in 2012 or 2011.

The operating margin was 7.0% for the first quarter compared to 7.2%. EBITDA (net earnings (loss) excluding the earnings/loss from discontinued operations, net; total other expense, net; provision (benefit) for income taxes; depreciation; amortization; and, if any, non-cash impairment charges) was $11.5 million compared to $11.8 million, a decrease of 2.5%.

Consolidated and Segment Results

The following table presents our revenue and operating earnings (loss) by segment for the first quarter of 2012 and 2011 (dollars in millions).

	1Q	1Q	%
	2012	2011	Change
Revenue:
Broadcasting	$ 44.4	$ 42.1	5.4
Publishing	38.0	41.8	(9.0)
Corporate eliminations	(0.1)	--	U
Total Revenue	$ 82.3	$ 83.9	(1.9)

Operating earnings (loss):
Broadcasting	$ 6.7	$ 6.0	12.3
Publishing	0.7	1.8	(59.2)
Corporate	(1.7)	(1.8)	4.4
Total operating earnings	$ 5.7	$ 6.0	(4.5)

For the first quarter, total expenses of $76.5 million decreased 1.7% compared to $77.9 million.

Broadcasting

For the first quarter, broadcasting revenue increased 5.4% to $44.4 million compared to $42.1 million. Total broadcast political and issue advertising revenue increased 45.8% to $1.3 million compared to $0.9 million. Core local advertising revenue, excluding political, was up 1.6%, driven by higher auto advertising. Core national advertising revenue, excluding political, increased 18.1%, due to an increase in communications advertising. Retransmission revenue was $2.3 million compared to $1.8 million. Broadcasting operating earnings of $6.7 million increased 12.3% compared to $6.0 million.

Revenue from television stations for the first quarter increased 7.5% to $29.5 million compared to $27.5 million. Television political and issue advertising revenue was $1.2 million compared to $0.8 million. Core local advertising revenue increased 2.6% primarily due to an increase in automotive advertising. Core national advertising revenue increased 18.1% primarily due to increases in communications and financial advertising. Operating earnings were $3.9 million compared to $3.8 million, an increase of 2.3%. Television operating expenses increased 8.3% primarily due to increases in employee related costs and network fees.

For the first quarter, revenue from radio stations increased 1.5% to $14.9 million from $14.7 million. Radio political and issue advertising revenue was $0.1 million in each of 2012 and 2011. Operating earnings from radio stations were $2.9 million compared to $2.2 million, an increase of 29.2%. Radio operating expenses decreased 3.4% primarily due to a charge recorded in 2011 for a sports contract that more than off-set employee related expense increases in 2012.

Publishing

For the first quarter, publishing revenue decreased 9.0% to $38.0 million compared to $41.8 million, largely due to continued decreases in the retail and classified advertising categories. Operating earnings from publishing were $0.7 million compared to $1.8 million, a decrease of 59.2%. Total newsprint and paper expense in publishing was $3.7 million compared to $4.1 million, an 8.3% decrease primarily due to lower newsprint consumption.

Revenue at the daily newspaper for the first quarter decreased 6.6% to $33.0 million compared to $35.4 million. Retail advertising revenue decreased 9.0%. Classified advertising revenue decreased 17.1% driven primarily by a decrease in automotive advertising. Interactive advertising revenue of $2.6 million decreased 1.6%, primarily due to a decline in classified advertising revenue that more than off-set increases in sponsorship and other online revenue. Circulation revenue of $12.3 million was down 2.0% compared to $12.5 million. Operating earnings from the daily newspaper were $0.9 million compared to $2.0 million, a decrease of 56.1%. Daily newspaper operating expenses decreased 3.7%, primarily due to a decrease in newsprint expense and lower operating costs associated with lower revenue.

Community newspapers and shoppers revenue for the first quarter decreased 22.2% to $5.0 million compared to $6.4 million. Excluding revenue of $1.2 million related to Florida operations sold in 2011, revenue decreased by 4.4%. The operating loss from community newspapers and shoppers was $0.1 million compared to a loss of $0.2 million. Operating expenses were down 22.1%, or 6.1% lower excluding Florida related expenses of $1.1 million, primarily due to employee expense savings from previous workforce reductions and lower operating costs associated with lower revenue.

Corporate

The operating loss for the first quarter was $1.7 million compared to $1.8 million.

Discontinued Operations

There were no earnings from discontinued operations in 2012 compared to $0.3 million. Earnings from discontinued operations in 2011 were primarily due to a gain on the sale of real estate holdings in Green Bay, Wisconsin related to our former label printing business.

Non-Operating Items

For the first quarter, other expense, which primarily consists of interest expense, was $0.7 million compared to $1.1 million. The decrease in interest expense reflects a decrease in average borrowing levels for the quarter.

The first quarter effective tax rate was 41.8% compared to 38.7%.

Notes Payable to Banks and Cash Flows

At the end of the first quarter, our notes payable to banks were $37.7 million. During the first quarter, we reduced our notes payable to banks by $3.6 million as compared to the 2011 year-end. Our consolidated funded debt ratio, as defined in our credit agreement, was 0.56-to-1. Cash from operating activities was $8.3 million compared to $3.5 million due to lower income tax and incentive compensation payments in 2012. First quarter capital expenditures were $2.8 million compared to $2.7 million.

Second Quarter 2012 Outlook

For the second quarter, we anticipate high-single digit broadcast revenue increases, compared to prior year, driven by an improving economy and higher political advertising revenue in key states. We anticipate publishing revenue to decline in the mid-single digits, compared to the prior year, excluding revenue from the Florida community newspaper operations sold in 2011, reflecting continued challenges with publishing advertising revenue.

Conference Call and Webcast

The company will hold an earnings conference call today at 10:00 a.m. Central Time (11:00 a.m. ET, 8:00 a.m. PT). To access the call, dial (866) 783-2145 (domestic) or (857) 350-1604 (international) at least 10 minutes prior to the scheduled start of the call. The access code for the conference call is 90880744. A live webcast of the first quarter conference call will be accessible through the Journal Communications’ website at www.journalcommunications.com/investors, also beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through May 3, 2012. Replays of the conference call will also be available through May 3, 2012. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 23566108. Pre-registration for the conference call is now available at www.journalcommunications.com/investors.

Annual Meeting of Shareholders

The company will hold its 2012 Annual Meeting of Shareholders on Tuesday, May 8, 2012 at 9:00 a.m. Central Time at the Hilton Omaha, 1001 Cass Street, Omaha, Nebraska 68102.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in radio and television broadcasting, publishing and interactive media. We own and operate or provide programming and sales services to 35 radio stations and 14 television stations in 12 states. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and community newspapers and shoppers in Wisconsin. Our interactive media assets build on our strong publishing and broadcast brands.

Tables Follow

Journal Communications, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in thousands, except for shares and per-share amounts)

	First Quarter (A)
	2012	2011	% Change

Revenue:
Broadcasting	$ 44,374	$ 42,109	5.4
Publishing	38,021	41,800	(9.0)
Corporate eliminations	(129)	(48)	U
Total revenue	82,266	83,861	(1.9)

Operating costs and expenses:
Broadcasting	23,033	21,935	5.0
Publishing	26,152	27,645	(5.4)
Corporate eliminations	(129)	(48)	U
Total operating costs and expenses	49,056	49,532	(1.0)

Selling and administrative expenses	27,470	28,321	(3.0)
Total operating costs and expenses
and selling and administrative
expenses	76,526	77,853	(1.7)

Operating earnings	5,740	6,008	(4.5)

Other income and (expense):
Interest income	5	18
Interest expense	(733)	(1,080)
Total other income and (expense)	(728)	(1,062)	(31.5)

Earnings from continuing operations before income taxes	5,012	4,946	1.3

Provision for income taxes	2,093	1,912	9.5

Earnings from continuing operations	2,919	3,034	(3.8)

Earnings from discontinued operations, net of tax	-	341	N/A

Net earnings	$ 2,919	$ 3,375	(13.5)

Weighted average number of shares-Class A and B common stock:
Basic and diluted	50,381,619	51,126,320

Weighted average number of shares-Class C common stock	3,264,000	3,264,000

Earnings per share:
Basic - Class A and B common stock:
Continuing operations	$ 0.05	$ 0.05
Discontinued operations	--	--
Net earnings	$ 0.05	$ 0.05

Diluted - Class A and B common stock:
Continuing operations	$ 0.05	$ 0.05
Discontinued operations	--	--
Net earnings	$ 0.05	$ 0.05

Basic and diluted - Class C common stock:
Continuing operations	$ 0.19	$ 0.19
Discontinued operations	--	--
Net earnings	$ 0.19	$ 0.19

(A)	2012 first quarter: December 26, 2011 to March 25, 2012
2011 first quarter: December 27, 2010 to March 27, 2011
U	Greater than 100% unfavorable variance

Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

	First Quarter (A)
	2012	2011	% Change
Revenue
Broadcasting	$ 44,374	$ 42,109	5.4
Publishing	38,021	41,800	(9.0)
Corporate eliminations	(129)	(48)	U
	$ 82,266	$ 83,861	(1.9)

Operating earnings (loss)
Broadcasting	$ 6,709	$ 5,975	12.3
Publishing	744	1,825	(59.2)
Corporate	(1,713)	(1,792)	4.4
	$ 5,740	$ 6,008	(4.5)

Depreciation and amortization
Broadcasting	$ 3,084	$ 2,966	4.0
Publishing	2,472	2,632	(6.1)
Corporate	165	146	13.0
	$ 5,721	$ 5,744	(0.4)

(A)	2012 first quarter: December 26, 2011 to March 25, 2012
2011 first quarter: December 27, 2010 to March 27, 2011
U	Greater than 100% unfavorable variance

Journal Communications, Inc.
Publishing and Broadcasting Segment Information (unaudited)
(dollars in thousands)

	First Quarter of 2012 (A)			First Quarter of 2011 (B)

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$ 29,503	$ 14,871	$ 44,374	$ 27,457	$ 14,652	$ 42,109	7.5	1.5	5.4

Operating earnings	$ 3,851	$ 2,858	$ 6,709	$ 3,763	$ 2,212	$ 5,975	2.3	29.2	12.3

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total
Advertising revenue:
Retail	$ 11,679	$ 3,165	$ 14,844	$ 12,837	$ 4,406	$ 17,243	(9.0)	(28.2)	(13.9)
Classified	3,580	599	4,179	4,318	801	5,119	(17.1)	(25.2)	(18.4)
National	799	--	799	1,119	--	1,119	(28.6)	N/A	(28.6)
Direct Marketing	18	--	18	45	--	45	(60.0)	N/A	(60.0)
Total advertising revenue	16,076	3,764	19,840	18,319	5,207	23,526	(12.2)	(27.7)	(15.7)
Circulation revenue	12,280	432	12,712	12,529	439	12,968	(2.0)	(1.6)	(2.0)
Other revenue	4,656	813	5,469	4,513	793	5,306	3.2	2.5	3.1
Total revenue	$ 33,012	$ 5,009	$ 38,021	$ 35,361	$ 6,439	$ 41,800	(6.6)	(22.2)	(9.0)

Operating earnings	$ 869	$ (125)	$ 744	$ 1,979	$ (154)	$ 1,825	(56.1)	18.8	(59.2)

(A) 2012 first quarter: December 26, 2011 to March 25, 2012
(B) 2011 first quarter: December 27, 2010 to March 27, 2011

NOTE:
Broadcasting and publishing segment information is provided to facilitate comparison of our broadcasting and publishing segments results with those of other broadcasting and publishing companies and is not representative of the overall business of Journal Communications or its operating results.

Journal Communications, Inc.
Reconciliation of consolidated net earnings to consolidated EBITDA (unaudited)
(dollars in thousands)

	First Quarter (A)
	2012	2011

Net earnings	$ 2,919	$ 3,375
Earnings from discontinued operations, net	-	(341)
Provision for income taxes	2,093	1,912
Total other expense, net	728	1,062
Depreciation	5,340	5,352
Amortization	381	392
EBITDA	$ 11,461	$ 11,752

(A)	2012 first quarter: December 26, 2011 to March 25, 2012
2011 first quarter: December 27, 2010 to March 27, 2011

We define EBITDA as net earnings (loss) excluding earnings/loss from discontinued operations, net, provision (benefit) for income taxes, total other expense (which is entirely comprised of interest income and expense), depreciation, amortization and, if any, non-cash impairment charges. Our management uses EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.

Journal Communications, Inc.
Calculation of Diluted Earnings Per Share - Class A and B (unaudited)
(dollars and shares in thousands)

	First Quarter (A)
	2012		2011

Numerator for diluted earnings per share:
Dividends on class A and B common stock	$ -	*	$ -	*
Dividends on class C common stock	464		464
Dividends on non-vested restricted stock	-		-
Total undistributed earnings from continuing operations
Class A and B	2,283	*	2,383	*
Class C	148		152
Non-vested restricted stock	24		35
Earnings from discontinued operations
Class A and B	-		316
Class C	-		20
Non-vested restricted stock	-		5
Net earnings	$ 2,919		$ 3,375

Denominator for diluted earnings per class A and B share:
Weighted average shares outstanding - Class A and B	50,382		51,126
Impact of non-vested restricted shares	-		-
Conversion of class C shares	-		-
Adjusted weighted average shares outstanding for class A and B	50,382	*	51,126	*

Diluted earnings per share of class A and B:
Continuing operations	$ 0.05	*	$ 0.05	*
Discontinued operations	-		-
Net earnings	$ 0.05		$ 0.05

* Included in calculation of diluted earnings per share from continuing operations - class A and B

(A)	2012 first quarter: December 26, 2011 to March 25, 2012
2011 first quarter: December 27, 2010 to March 27, 2011

Journal Communications, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	March 25,
	2012	December 25,
	(unaudited)	2011
ASSETS
Current assets:
Cash and cash equivalents	$ 2,243	$ 2,418
Investments of variable interest entity	500	500
Receivables, net	48,689	56,695
Inventories, net	3,084	1,766
Prepaid expenses and other current assets	4,849	3,877
Syndicated programs	2,584	2,822
Deferred income taxes	3,313	3,593
Total current assets	65,262	71,671
Property and equipment, net	165,661	168,200
Syndicated programs	4,311	4,457
Goodwill	8,670	8,670
Broadcast licenses	81,547	81,547
Other intangible assets, net	21,019	21,400
Deferred income taxes	55,493	57,236
Other assets	4,423	4,544
Total assets	$ 406,386	$ 417,725

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 20,174	$ 20,516
Accrued compensation	7,721	11,888
Accrued employee benefits	6,409	6,217
Deferred revenue	15,082	14,662
Syndicated programs	3,031	3,436
Accrued income taxes	344	2,740
Other current liabilities	5,348	6,093
Current portion of long-term liabilities	312	382
Total current liabilities	58,421	65,934
Accrued employee benefits	89,735	90,176
Syndicated programs	5,153	5,527
Long-term notes payable to banks	37,725	41,305
Other long-term liabilities	9,066	8,595
Shareholders' equity	205,122	205,024
Noncontrolling interest	1,164	1,164
Total liabilities and equity	$ 406,386	$ 417,725

CONTACT:
Journal Communications, Inc.
Andre Fernandez, 414-224-2884
President & Chief Financial Officer